SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2007
WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777

(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE
SIGNATURES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 7.01. REGULATION FD DISCLOSURE
On May 23, 2007, Weyerhaeuser Company issued a press release stating the following:
Weyerhaeuser Company Announces Expiration of the Early Tender Period for the Maximum Tender Offer
Federal Way, WA — May 23, 2007—Weyerhaeuser Company (NYSE:WY) announced the expiration of the early tender period for its Maximum Tender Offers. According to the information provided by Global Bondholder Services Corporation, the depositary for the tender offers, $834,655,000 in aggregate principal amount of the notes were validly tendered and not validly withdrawn in the Maximum Tender Offers at or before 5:00 p.m. New York City time, on May 22, 2007 (“the Early Tender Date”). The consideration to be paid pursuant to the Maximum Tender Offers will be determined at 2:00 p.m. New York City time, on June 4, 2007.
Under the terms and conditions specified in the Offer to Purchase dated May 9, 2007, the maximum principal amount to be accepted in the Maximum Tender Offers and Any and All Offers (which expired at 5:00 p.m., New York City time, on May 16, 2007) will be $825,000,000. The maximum principal amount to be accepted by Weyerhaeuser pursuant to the Maximum Tender Offers will be $519,483,000. $305,517,000 had previously been validly tendered and accepted for purchase in the Any and All Offers.
The table below sets forth more fully the amount of securities validly tendered and accepted in the tender offers. Because the principal amount of 6.95% Debentures due August 1, 2017 validly tendered and not validly withdrawn on or before the early tender date exceeded the Maximum Principal Amount to be accepted, Weyerhaeuser will not purchase any of its 7.375% Debentures due March 15, 2032 in the Maximum Tender Offers. Securities of this class that have been tendered will be returned promptly to the tendering holders. Depending on the number of securities tendered prior to the expiration of the Maximum Tender Offers, Weyerhaeuser may not purchase securities of additional series.
Offer for Securities Listed Below: Maximum Tender Offers

Acceptance				Percentage of
Priority		Principal Amount	Principal Amount	Outstanding Amount
Level	Title of Security	Outstanding	Tendered to date	Tendered to date
1	7.50% Debentures due March 1, 2013	$250,000,000	$93,571,000	37.43%
2	7.950% Debentures due March 15, 2025	$250,000,000	$113,967,000	45.59%
3	7.85% Debentures due July 1, 2026	$200,000,000	$99,901,000	49.95%
4	5.95% Debentures due November 1, 2008	$524,873,000	$191,295,000	36.45%
5	6.95% Debentures due August 1, 2017	$300,000,000	$94,720,000	31.57%
6	7.375% Debentures due March 15, 2032	$1,250,000,000	$241,201,000	19.30%

Holders of securities subject to the Maximum Tender Offers who validly tendered and did not validly withdraw their securities on or before the Early Tender Date, will receive the applicable Tender Offer Consideration. Holders of securities subject to the Maximum Tender Offers who validly tender their securities after the Early Tender Date and on or before the Maximum Tender Offers expiration date will receive the applicable Late Tender Offer Consideration, which is the applicable Tender Offer Consideration minus the applicable Early Tender Premium per $1,000 principal amount of securities tendered by such holder that are accepted for purchase. Holders of securities subject to the Maximum Tender Offers who validly tendered their securities on or before the Early Tender Date may not withdraw their securities after the Early Tender Date except in the limited circumstances described fully in the Offer to Purchase. Holders of the securities subject to the Maximum Tender Offers who validly tender their securities after the Early Tender Date but on or before the Maximum Tender Offers expiration date may not withdraw their securities except in the limited circumstances described in the Offer to Purchase.
J.P. Morgan Securities Inc. and Banc of America Securities LLC are the dealer managers for the offers. Morgan Stanley & Co. Inc. and Citigroup Global Markets, Inc. are the co-dealer managers for the offers. Global Bondholder Services Corporation is the Depositary and Information Agent. This news release is neither an offer to purchase nor a solicitation of an offer to sell the securities. The offers are made only by the Offer to Purchase, and the information in this news release is qualified by reference to the Offer to Purchase. Persons with questions regarding the offers should contact J.P. Morgan Securities Inc. toll free at (866) 834-4666 or collect at (212) 834-4077, Attn. Liability Management Group or Banc of America Securities LLC toll free at (866) 475-9886 or collect at (704) 386-3244, Attn. Liability Management Group. Requests for documents should be directed to Global Bondholder Services Corporation toll free at (866) 804-2200 or collect at (212) 430-3774.
Weyerhaeuser Company, one of the world’s largest forest products companies, was incorporated in 1900. In 2006, sales were $21.9 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at www.weyerhaeuser.com.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY
By	/s/ Jeanne Hillman
Its: Vice President and
Chief Accounting Officer

Date: May 24, 2007